UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2008

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

         Florida                                  333-135585                          65-0958798

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

8000 North Federal Highway, Boca Raton, Florida                          37487

       (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Between August 8, 2008 and August 13, 2008, the registrant sold an aggregate of 3,815,000 shares of its common stock, $.001 par value.

The shares were sold for $.03 per share upon exercise of warrants. The aggregate purchase price was $114,450. There were no underwriting discounts or commissions.

The registrant claimed exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof inasmuch as no public offering was involved. The shares were not offered or sold by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising and the purchases were made for investment and not with a view to distribution. Each of the purchasers was, at the time of the purchaser’s respective purchase, an accredited investor, as that term is defined in Regulation D under the Securities Act, and had access to sufficient information concerning the registrant and the offering.

The response to Item 8.01 of the registrant’s Current Report on Form 8-K dated August 7, 2008 is hereby incorporated by reference.

The registrant did not obtain nor will it obtain any “offering proceeds” as that term is defined in Rule 463 under the Securities Act in connection with it effective registration statement on Form S-1 under the Securities Act which was declared effective on August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: August 19, 2008

By: /s/ Larry Reid

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Larry Reid

Chef Executive Officer